UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

March 28, 2007
(Date of Report, date of earliest event reported)

Stage Stores, Inc.
(Exact name of registrant as specified in its charter)

1-14035
(Commission File Number)

NEVADA	91-1826900
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas	77025
(Address of principal executive offices)	(Zip Code)

(800) 579-2302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Arrangements of Certain Officers

On March 28, 2007, the Compensation Committee of the Board of Directors of Stage Stores, Inc. (the “Company”) and the Company’s Board of Directors took the following actions with respect to the compensation of our Named Executive Officers:

Base Salaries. The base salary of Andrew Hall, our President and Chief Operating Officer, was increased from $550,000 to $650,000 and the base salary of Cynthia Murray, our Executive Vice President and Chief Merchandising Officer, was increased from $425,000 to $450,000. With respect to our other Named Executive Officers, there were no base salary adjustments for James Scarborough, our Chief Executive Officer, Michael McCreery, our Chief Financial Officer, and Dennis Abramczyk, our Executive Vice President and Chief Operating Officer Peebles Division.

Bonuses. The following bonuses were awarded for performance under our 2006 Senior Executive Incentive Bonus Plan (the “2006 Bonus Plan”):

2006 Senior Executive Incentive Bonus Plan Awards

Name	2006 Bonus Plan Award
Mr. Scarborough	$733,500
Mr. Hall	$291,363
Mr. McCreery	$243,685
Mr. Abramczyk	$105,135
Ms. Murray	$207,825

Long-Term Incentive Compensation Awards. The following long-term incentive (“LTI”) awards were granted under our Amended and Restated 2001 Equity Incentive Plan:

2007 LTI Awards

Name	Performance Shares (1)	Restricted Stock (2)	Stock Appreciation Rights (3)
Mr. Scarborough	None	21,777	None
Mr. Hall	18,000	None	50,000
Mr. McCreery	None	10,889	None
Mr. Abramczyk	6,000	None	20,000
Ms. Murray	9,000	None	25,000
__________________________________
(1)  The Performance Shares cliff vest after a three-year measurement performance cycle (the “Performance Cycle”) which began on the first business day of the Company’s current fiscal year (February 5, 2007) and ends on the last business day of the Company’s 2009 fiscal year (January 29, 2010). The number of Performance Shares earned will be based on the Company’s total shareholder return relative to the performance group of companies established by the Compensation Committee (the “Performance Group”). The number of shares reflected in the table above is the “Target Shares”, which means the number of shares of the Company’s common stock the Named Executive Officer will earn (and receive) at the end of the Performance Cycle if the Company’s results are in the middle (fiftieth percentile) of the Performance Group.

(2)  Restricted Stock will vest 50% on March 28, 2008 and 50% on March 28, 2009.

(3)  The Stock Appreciation Rights (“SARS”) have a grant price of $22.96 and vest ratably over a four year period (i.e. 25% per year).

Performance Shares. Performance Shares granted under our Amended and Restated 2001 Equity Incentive Plan in 2004 were awarded as a result of the completion of a three year Performance Cycle that began on the first business day of the 2004 fiscal year (February 2, 2004) and ended on the last day business of the 2006 fiscal year (February 3, 2007) as follows:

Name	Performances Shares
Mr. Scarborough	15,910
Mr. Hall	N/A (1)
Mr. McCreery	1,945
Mr. Abramczyk	1,256
Ms. Murray	N/A (1)
_____________________________
(1)  The Named Executive Officer was not an employee of the Company in 2004.

Establishment of 2007 Senior Executive Incentive Bonus Plan. The annual cash incentive opportunities for the Named Executive Officers under the 2007 Executive Incentive Bonus Plan were approved. Mr. Scarborough’s bonus target was increased from 90% to 100% of base salary; Mr. Hall’s bonus target was increased from 65% to 70% of base salary; and Mr. McCreery’s bonus target was increased from 65% to 75% of base salary. The bonus targets for Mr. Abramczyk and Ms. Murray remain at 60% of base salary.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)	Amendment to Bylaws.

On March 28, 2007, the Board of Directors of the Company amended the Company's Amended and Restated Bylaws dated August 24, 2006 (the "Bylaws") to eliminate bankruptcy related matters and for consistency with Nevada law.

A complete copy of the Bylaws will be filed as Exhibit 3.3 to the Company's Form 10-K for the Company's fiscal year ended February 3, 2007.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3 (ii)
Amended and Restated Bylaws of Stage Stores, Inc. dated as of March 28, 2007 are incorporated by reference to Exhibit 3.3 of Stage Stores’ Annual Report on Form 10-K for the fiscal year ended February 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

April 3, 2007	/s/ Michael E. McCreery
(Date)	Michael E. McCreery
Executive Vice President and Chief Financial Officer